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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              EXECUSTAY CORPORATION

         The undersigned, David A. Wechsler, Esq., whose business post office address is 4550 Montgomery Avenue, Suite 900, Bethesda, Maryland, 20814, being at least eighteen (18) years of age, does hereby act as Incorporator for the purpose of forming a corporation under and by virtue of the general laws of the State of Maryland, and does hereby set forth the following provisions:

         FIRST: The name of the corporation (which is hereinafter called the "Corporation") is ExecuStay Corporation.

         SECOND: The purposes for which this Corporation is formed are to engage in any businesses for which it shall be lawful for Corporations of the State of Maryland to engage in and to do all lawful and appropriate actions and things with respect thereto.

         THIRD: The post office address of the principal office of the Corporation is 7595 Rickenbacker Drive, Gaithersburg, Maryland 20879.

         FOURTH: The name and post office address of the resident agent of the Corporation in the State of Maryland is CWS&B, Inc., 4550 Montgomery Avenue,
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Suite 900, North, Bethesda, Maryland 20814. Said resident agent is a
Corporation chartered in the State of Maryland.

         FIFTH: The total number of shares of capital stock which the Corporation is authorized to issue shall be 50,000,000 shares, consisting of 45,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         SIXTH: All shares of Common Stock shall be voting shares and shall be entitled to one vote per share. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time and of any distribution of the assets of the Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

         SEVENTH: The board of directors of the Corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the designation and number of shares of each such class or series, and to fix the relative rights and preferences of the shares of each such class or series, all to the full extent permitted by Section 2-105 of the Corporations and Associations Article of the

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Annotated Code of Maryland (the "Maryland Corporations Article"), or any
successor or amended provision. Without limiting the generality of the foregoing, the board of directors of the Corporation is authorized to provide that shares of a class or series of Preferred Stock:

                  (a) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (b) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;

                  (c) are entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

                  (d) are redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing

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         such class or series or as are determined in a manner specified in such resolutions;

                  (e) are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

                  (f) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (g) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (h) are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

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                  (i) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or the board resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by the Corporation in connection with the issuance of such class or series, all to the full extent permitted by the Maryland Corporations Article. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

         EIGHTH: There shall be no cumulative voting by the shareholders of the Corporation.

         NINTH: The shareholders of the Corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the Corporation.

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         TENTH: Shares of any class or series of the Corporation, including shares of any class or series which are then outstanding, may be issued to the holders of shares of another class or series of the Corporation, whether to effect a share dividend or split, including a reverse share split, or otherwise, without the authorization, approval or vote of the holders of shares of any class or series of the Corporation.

         ELEVENTH: The number of directors constituting the initial board of directors of the Corporation shall be three (3), to wit:

                                 Gary R. Abrahams
                                 Marc B. Kaplan
                                 Robert W. Zaugg

who shall serve until the first meeting of the shareholders of the Corporation and/or their successors shall have been elected and qualified. Thereafter, the Corporation shall have the number of directors set forth in the By-Laws of the Corporation.

         TWELFTH: An action required or permitted to be taken at a meeting of the board of directors of the Corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors.

         THIRTEENTH: The Corporation shall, and hereby agrees to, indemnify all of its directors, officers, employees and agents to the maximum extent permitted by

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Section 2-418 of the Maryland Corporations Article, as amended or re-
enacted from time to time, the same to be subject to such determinations and procedures as are set forth in said Section 2-418 from time to time.

         FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Maryland. All rights conferred on stockholders, directors and officers herein are granted subject to this reservation. The directors shall adopt such rules, appoint such officers, designate responsibilities and do all other things necessary in the conduct of the business of the Corporation.

         FIFTEENTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I do hereby declare and affirm under the penalties of perjury that the contents of the foregoing Articles of Incorporation are true and correct to the best of my knowledge, information and belief, and I have hereunto affixed my signature as my free and voluntary act, all on the 4th day of June, 1997.

                                                  /s/ David A. Wechsler
                                                  ------------------------------
                                                  David A. Wechsler, Esquire
                                                  Incorporator

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                             ARTICLES OF AMENDMENT
                                       OF
                             EXECUSTAY CORPORATION


                 ExecuStay Corporation, a Maryland Corporation having its principal office in Gaithersburg, Montgomery County, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST:      The Articles of the Corporation are hereby amended by adding a sixteenth article which shall be as follows:

                 "SIXTEENTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."

     SECOND:     The board of directors of the Corporation  by unanimous
written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland on July 31, 1997 duly adopted a resolution in which was set forth the forgoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

     THIRD:      That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a
written consent   given in accordance with the provisions of Section 2-505 of
Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders meeting.

     FOURTH:     The amendment of the Articles of the Corporation as
hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

     FIFTH:      The information required by subsection (b)(2)(i) of Section
2-607 of the Maryland General Corporation Law was not changed by the amendment.

     IN WITNESS WHEREOF, ExecuStay Corporation has caused these presents to be signed in its name and on its behalf by its President and witnesses by its Secretary on July 31, 1997.

                                             EXECUSTAY CORPORATION


                                             By /s/ Gary R. Abrahams
                                                -----------------------------
                                                 Gary R. Abrahams, President
Witness:  (Attest)

/s/ Robert W. Zaugg
----------------------------
Robert W. Zaugg, Secretary

                 THE UNDERSIGNED, President of ExecuStay Corporation, who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        /s/ Gary R. Abrahams
                                        ----------------------------
                                        Gary R. Abrahams, President